                   SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

     This Senior Executive Employment Agreement dated April 12, 2000 is by and between Tyson Foods, Inc., a corporation organized under the laws of Delaware (the "Company"), and Wayne Britt ("Employee").


                                WITNESSETH:

     WHEREAS, the Employee is retiring and the Company wishes to retain access to his service, experience and knowledge; and

     WHEREAS, the Employee wishes to furnish advisory services to the Company upon the terms, provisions and conditions herein provided;

     NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter contained, the parties hereby agree as follows:

     1. The term of this Agreement (the "Term") shall begin May 1, 2000 and end seven years thereafter.

     2. During the Term Employee will, upon reasonable request, provide advisory services to the Company as follows:

          (a) Services hereunder shall be provided as an employee of the Company;
          (b) Employee may be required to devote up to twenty (20) hours per month to the Company;
          (c) Employee may perform services hereunder at any location but may be required to be at the executive offices of the Company upon reasonable notice; and
          (d) Employee shall not be obligated to render services under this Agreement during any period when he is disabled due to illness or injury.

     3.   During the Term the Company shall:

          (a) pay Employee $200,000 per year until May 1, 2003 and $100,000 per year thereafter, such sums to be payable as the parties may from time to time agree;
          (b) provide Employee and his family with benefits, including health, disability and life insurance plans, as generally available to Employee at the time of retirement; and
          (c)  continue all Employee options to purchase and rights to restricted Company stock existing on the date of the
               Agreement.

     In the event of Employee's death, payments and benefits described above shall be paid and provided to the Employee's spouse on such date for the duration of the Term. In the event of death by both Employee and his spouse, or the absence of a spouse, this Agreement shall terminate.

     4. In the event of Employee's death the Company will, upon written notice given within sixty (60) days of death by Employee's designated beneficiary, if any, or otherwise by the administrator of Employee's estate, terminate all Employee owned options to purchase Company common


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stock, whether or not then currently vested, in exchange for payment equal to the aggregate spread between the option strike price and the market value of such stock at the close of business on the next business day succeeding Employee's death.

     5. Upon execution of this Agreement Employee shall resign from the Board of Directors of the Company and the National Chicken Council.

     6. During the Term Employee shall not divulge to anyone, except in the regular course of the Company's business or as may be required in any legal proceeding, any confidential or proprietary information regarding the Company's record, plans or business. Further, this Agreement shall terminate in the event Employee advises, engages in consulting for or accepts employment from anyone reasonably deemed by the Company to be a competitor.

     7. Employee's rights under this Agreement may not be assigned, pledged or encumbered, except by will or by the laws of descent and distribution, without the permission of the Company which it may withhold in its sole and absolute discretion.

     8. This Agreement represents the complete agreement between Company and Employee concerning the subject matter hereof and supersedes all prior employment or benefit agreements or understandings, written or oral. Any modification or waiver hereof must be in writing and signed by both Employee and Company.

     9.   The laws of the State of Arkansas shall govern this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of April 11, 2000.


                                        TYSON FOODS, INC.

                                        By:  /s/ John Tyson
                                        _______________________
                                        John Tyson, Chairman


                                        Employee

                                        /s/ Wayne Britt
                                        _______________________
                                        Wayne Britt













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